Exhibit 5.1

[Sheppard, Mullin, Richter & Hampton LLP Letterhead]

February 2, 2005

Valeant Pharmaceuticals International
3300 Hyland Avenue
Costa Mesa, CA 92626

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to Valeant Pharmaceuticals International, a Delaware corporation (the “Company”), in connection with its registration on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, of shares of the Company’s common stock, par value $0.01 per share, having an aggregate initial offering price of up to $20,312,500 (the “Shares”).

     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

     In connection with this opinion, we have reviewed the Registration Statement, the Company’s charter documents, resolutions adopted by the Board of Directors of the Company and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

     Based on such review, and in reliance thereon, we are of the opinion that the Shares to be sold by the Company have been duly authorized and, upon issuance in conformity with and pursuant to the Registration Statement and receipt by the Company of consideration therefor as specified in the Registration Statement, will be validly issued, fully paid and non-assessable.

Valeant Pharmaceuticals International
February 2, 2005

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and the naming of our firm in the “Legal Matters” portion of the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Respectfully submitted,

Sheppard, Mullin, Richter & Hampton LLP